Exhibit (4)(ii)

Guardian MarketPerform™
An Individual Registered Index Linked Annuity Application

The Guardian Insurance & Annuity Company, Inc. (GIAC)

Domiciled in Delaware

10 Hudson Yards, New York, NY 10001

1. CONTRACT TYPE

Check either Non-Qualified or one of the Qualified contract types:
☐ Non-Qualified (NQ)	☐ Traditional IRA	☐ Roth IRA	☐ Custodial IRA / Roth IRA

2. PREMIUM PAYMENT

    Single Premium Payment: $                                                            (Minimum single premium is $25,000.)

Note: The contract will be issued with the first payment received. No additional payments will be allowed into the contract.

Money Source: ☐ Checking/Savings ☐ IRA Transfer ☐ Rollover ☐ 1035 Exchange ☐ CD/Mutual Fund/Brokerage Account

Payment Method: ☐ Check enclosed (payable to GIAC) ☐ Wire* ☐ ACH

* See last page for wiring instructions.

3. ACCOUNT REGISTRATION

Owner         Check One:  ☐    Male  ☐    Female  ☐    Trust*   ☐    Corporation+

* Complete Trust Certification form        +Complete Non-Natural Owner Acknowledgment form

Name	SS# or Tax ID#	Date of Birth (mm/dd/yyyy)

Primary Residential Address (No P.O. Box)	City	State	Zip

Mailing Address (Required if different from primary residential address)	City	State	Zip

E-mail		Daytime Telephone

Joint Owner (If any - not available for Qualified Contracts)	Check One: ☐ Male ☐ Female

Name	SS# or Tax ID#	Date of Birth (mm/dd/yyyy)

Primary Residential Address (No P.O. Box)	City	State	Zip

Relationship to Owner (Check One) ☐ Spouse ☐ Other _______________	E-mail	Daytime Telephone

Annuitant (Owner or older Joint Owner is the annuitant. If Owner is a Trust, Custodian, or Corporation complete section below.)	Check One: ☐ Male ☐ Female

Name	SS# or Tax ID#	Date of Birth (mm/dd/yyyy)

Primary Residential Address (No P.O. Box)	City	State	Zip

Mailing Address (Required if different from primary residential address)	City	State	Zip

Relationship to Owner (Check One) ☐ Spouse ☐ Other _______________	E-mail	Daytime Telephone

The latest Annuity Commencement Date allowed is the contract anniversary following the annuitant’s 100th birthday.

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4. BENEFICIARY

The percentage allocated to primary and contingent beneficiaries must each add up to 100%.

☐ I am attaching a signed and dated Beneficiary Addendum form, listing beneficiaries in addition to those listed below.

Primary Beneficiary Name/Address/Phone Number		Relationship to Owner	Whole %	SS# or Tax ID#	Date of Birth
	Name/Address/Phone Number	Relationship to Owner	Whole %	SS# or Tax ID#	Date of Birth

☐ Primary or ☐ Contingent
	Name/Address/Phone Number	Relationship to Owner	Whole %	SS# or Tax ID#	Date of Birth

☐ Primary or ☐ Contingent
	Name/Address/Phone Number	Relationship to Owner	Whole %	SS# or Tax ID#	Date of Birth

☐ Primary or ☐ Contingent
	Name/Address/Phone Number	Relationship to Owner	Whole %	SS# or Tax ID#	Date of Birth

☐ Primary or ☐ Contingent
	Name/Address/Phone Number	Relationship to Owner	Whole %	SS# or Tax ID#	Date of Birth

☐ Primary or ☐ Contingent
	Name/Address/Phone Number	Relationship to Owner	Whole %	SS# or Tax ID#	Date of Birth

☐ Primary or ☐ Contingent

5. REGISTERED REPRESENTATIVE/AGENT TRANSFER AUTHORIZATION (OPTIONAL)

☐

YES I hereby authorize GIAC to act upon instructions given in a format acceptable to GIAC from the Agent/Registered Representative who is listed in Section 9 of this application (the “Representative”) or any Agent/Registered Representative from the Insurance Entity or Broker/ Dealer as set forth in Section 9 who can furnish proper identification to (i) provide reallocation instructions or (ii) provide or clarify certain missing or unclear information on this application. GIAC will use reasonable procedures to confirm that instructions were communicated only by an authorized person and, so long as these procedures are followed, GIAC and its affiliates, their directors, trustees, officers, employees, representatives and/or agents shall not be liable for losses arising from acting upon such instructions including losses arising from the failure of any Representatives to obtain my specific authorization. GIAC will continue to act upon this authorization until the earlier of such time as (i) I revoke this authorization by written notification to GIAC or (ii) the Representative is no longer the agent of record on the contract(s) being applied for. GIAC reserves the right to terminate this program at any time.

I understand this authorization is not an investment advisory service or program. Any instruction communicated to GIAC by any Representative will be an instruction I have specifically authorized.

23-RILA APP	page 2	0224

6. PREMIUM ALLOCATION INSTRUCTIONS (REQUIRED)

Allocate your single premium payment to one or more Strategies below using whole percentages, totaling 100%.

Term	Protection Strategy	Crediting Strategy	Performance Lock	Index	Allocation
One-Year	-10% Buffer	Cap with Par	Available	MSCI EAFE		%
			Available	Nasdaq-100®		%
			Available	S&P 500®		%
			Available	SG Smart Climate		%
	-20% Buffer	Cap with Par	Available	MSCI EAFE		%
			Available	Nasdaq-100®		%
			Available	S&P 500®		%
			Available	SG Smart Climate		%
Three-Year	-10% Buffer	Cap with Par	Available	MSCI EAFE		%
			Available	Nasdaq-100®		%
			Available	S&P 500®		%
			Available	SG Smart Climate		%
	-20% Buffer	Cap with Par	Available	MSCI EAFE		%
			Available	Nasdaq-100®		%
			Available	S&P 500®		%
			Available	SG Smart Climate		%
Six-Year	-10% Buffer	Cap with Par	Available	MSCI EAFE		%
			Available	Nasdaq-100®		%
			Available	S&P 500®		%
			Available	SG Smart Climate		%
	-20% Buffer	Cap with Par	Available	MSCI EAFE		%
			Available	Nasdaq-100®		%
			Available	S&P 500®		%
			Available	SG Smart Climate		%
	-30% Buffer	Cap with Par	Available	MSCI EAFE		%
			Available	Nasdaq-100®		%
			Available	S&P 500®		%
			Available	SG Smart Climate		%
One-Year Fixed Rate Strategy (FRS)						%

Total					100%

7. REPLACEMENT INFORMATION (REQUIRED – THIS SECTION MUST BE COMPLETED IN FULL)

Do you have an existing life insurance policy or annuity contract?			☐ Yes ☐ No

Note: If you answer “Yes” to this question, certain states require you to complete and submit an Important Notice form with the application for each contract being applied for under this application.

Is this annuity intended to replace or change all or part of any life insurance or annuity contract in force with Guardian or any other company?			☐ Yes ☐ No

Note:  If you answer “Yes” to this question, complete any replacement forms required by the applicable state. Also, provide the information below on all contracts or policies to be replaced (attach a separate sheet if necessary).

Current Financial Institution	Owner Name	Contract/Policy #	Expected Amount

Current Financial Institution	Owner Name	Contract/Policy #	Expected Amount

23-RILA APP	page 3	0224

8. CONTRACT STATE (Required if signing this application in a state other than your state of primary residence)

The contract state is your state of primary residence (Owner’s primary residential address from the Account Registration section) unless you sign the application in a different state. If you are signing this application in a state other than your state of primary residence, check one box below:

☐ I have a second residence in the state of signing.	☐ I work or conduct business in the state of signing.

If none of the above apply, the application must be signed in your state of primary residence.

9. SIGNATURES (REQUIRED)

Fraud Warning

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Acknowledgements: As the applicant for this annuity, I represent the following: (1) To the best of my knowledge and belief, all statements in this application are complete and true and were correctly recorded; (2) I AM IN RECEIPT OF THE CURRENT PROSPECTUS FOR THIS ANNUITY CONTRACT; (3) I understand the terms and conditions associated with this contract; (4) I have discussed my financial status and objectives, tax status, and insurance needs with my agent/registered representative; (5) I understand that I am purchasing a registered index-linked annuity; and (6) I understand that GIAC has the unilateral right to determine if any contract can be issued and that only GIAC can waive or modify any terms of this application or any GIAC contract requirements. I further understand that federal law requires all financial institutions to obtain and record information that identifies each person who applies for an annuity. To meet this requirement GIAC asks for my name, social security number, street address, date of birth and other information to verify my identity. Failure to provide this information could result in the annuity contract not being issued.

Values in Index Strategies are affected by performance of an external index, can increase or decrease based on performance of that index, and are subject to the applicable adjustments under the selected Strategy(ies). The contract does not directly participate in any external index.

I confirm that no proposed owner is currently residing in a Skilled Nursing Facility (nursing home) and understand that confinement in a Skilled Nursing Facility that began prior to the issue date of the contract would not be considered as a qualifying event under the Waiver of Surrender Charges benefit under the contract.

I confirm that my Agent has explained GIAC’s rate-lock rules to me. I understand that if any applicable rate-lock is lost, and GIAC has changed its crediting rates before my contract is issued, by signing this application I agree to GIAC issuing this contract with the then available rate(s), which may be lower.

Under penalties of perjury, I certify that:

As a U.S. Citizen or U.S. Resident Contract Owner

(1)	The number shown on this form is my correct social security number or taxpayer identification number,

(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or

(c) the IRS has notified me that I am no longer subject to backup withholding,

(3)	I am a U.S. citizen or U.S. resident for tax purposes,

(4)	I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting.*

Note: Cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.

*

For The Guardian Insurance & Annuity Company, Inc., FATCA reporting is only required for certain non-U.S. payees that receive Foreign Account Tax Compliance Act (FATCA) withholdable payments. You are not required to provide a FATCA exemption code.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Contract Owner/Authorized Person X	Signature of Joint Owner (if any) X

State Signed In	Date

Print Name of Agent/Registered Representative

Print Name of Broker/Dealer – Insurance Entity

23-RILA APP	page 4	0224

10. SUBMISSION AND WIRING INSTRUCTIONS

Send completed application and check (payable to The Guardian Insurance & Annuity Company, Inc.) to:

Regular Mail: The Guardian Insurance & Annuity Company, Inc. Individual Markets, Annuities P.O. Box 981592 El Paso, TX 79998-1592	Express Mail: The Guardian Insurance & Annuity Company, Inc. Individual Markets, Annuities 5951 Luckett Ct, Bldg A El Paso, TX 79932

If you selected “Wire” as the Payment Method in the Premium Payment section, use the information below for the transaction.

Receiving Bank:	PNC Bank, 500 First Ave., Pittsburgh, PA 15219
PNC Bank ABA:	041 000 124
Beneficiary:	The Guardian Insurance & Annuity Company, Inc.
Beneficiary Account Number:	4227616799

11. INDEX DISCLOSURES

MSCI EAFE Index

The Guardian MarketPerform™ (“Product”) referred to herein is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such Product or any index on which such Product is based. The Product Contract contains a more detailed description of the limited relationship MSCI has with The Guardian Insurance & Annuity Company, Inc. and the related Product.

Nasdaq-100® Index

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index to track general stock market performance. The Corporations’ only relationship to The Guardian Insurance & Annuity Company, Inc. (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, Nasdaq-100®, NDX® , and certain trade names of the Corporations and the use of the Nasdaq-100 Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index . The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF Nasdaq-100 Index OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE Nasdaq-100 Index OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 500® Index

The S&P 500® is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by The Guardian Insurance & Annuity Company, Inc., a wholly owned subsidiary of The Guardian Life Insurance Company of America. S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The Guardian MarketPerform™ is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500®.

23-RILA APP	page 5	0224

SG Smart Climate Index

The SG Smart Climate Index is the exclusive property of SG Americas Securities, LLC (together with its affiliates, “SG”). SG has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P”) to maintain and calculate the SG Smart Climate Index. “SG Americas Securities, LLC”, “SGAS”, “Société Générale”, “SG”, “Société Générale Indices”, “SGI”, “SG Smart Climate Index”, and “SG Climate Transition Risk Index” (collectively, the “SG Marks”) are trademarks or service marks of SG or have been licensed for use by SG from Entelligent, Inc. (“Entelligent”). SG has licensed use of the SG Marks to The Guardian Life Insurance Company of America (“Guardian Life”) and sub-licensed the use of certain Entelligent marks (the “Entelligent Marks”) for use in a registered indexed annuity offered by Guardian Life (the “Product”). SG’s sole contractual relationship with Guardian Life is to license the SG Smart Climate Index and the SG Marks and sub-license the Entelligent Marks to Guardian Life. None of SG, S&P, Entelligent or other third party licensor to SG (each individually, an “Index Party” and collectively, the “Index Parties”) is acting, or has been authorized to act, as an agent of Guardian Life or has in any way sponsored, promoted, solicited, negotiated, endorsed, offered, sold, issued, supported, structured or priced any Product or provided investment advice to Guardian Life. The Index Parties have no obligation to make payments under the Product. The Index Parties make no representation or warranty, express or implied, to investors in the Product and hereby disclaim all warranties (including, without limitation, those of merchantability or fitness for a particular purpose or use): (a) regarding the advisability of investing in any products linked to the SG Smart Climate Index or (b) the suitability or appropriateness of an exposure to the SG Smart Climate Index in seeking to achieve any particular objective, including meeting its stated target volatility. No Index Party shall have any responsibility or liability for any losses in connection with the Product, including with respect to design, issuance, administration, actions of Guardian Life, marketing, trading or performance of the Product. The Index Parties have not prepared any part of this document and no statements made herein can be attributed to the Index Parties. SG does not act as an investment adviser or provide investment advice in respect of the Index or the Product and does not accept any fiduciary or other duties in relation to the SG Smart Climate Index, the Licensee, the Product or any investors in the Product. The Index Parties shall have no liability for any act or failure to act in connection with the determination, adjustment or maintenance of the SG Smart Climate Index. Without limiting the foregoing, the Index Parties shall have no liability for any damages or lost profits, even if notified of the possibility of such damages. In calculating the daily performance of the SG Smart Climate Index, SG deducts 1.5% per annum of the performance of the SG Smart Climate Index, which corresponds to the synthetic dividend yearly yield embedded in the SG Smart Climate Index. In addition, in calculating the daily performance of the sub-index comprising the SG Smart Climate Index, SG deducts fixed replication costs that cover, among other things, replicating the SG Smart Climate Index. The embedded costs will reduce the performance of the SG Smart Climate Index.

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